Second Amendment
To the
Goodrich Petroleum Corporation Management Incentive Plan
WHEREAS, Goodrich Petroleum Corporation (the “Company”) maintains the Goodrich Petroleum Corporation Management Incentive Plan (the “Plan”); and
WHEREAS, the Company desires to amend the Plan;
NOW, THEREFORE, the Plan is hereby amended effective as of May 23, 2017, as follows:

1.	Section 4(a) of the Plan shall be amended as of the effective date as set forth below:

Effective as of May 23, 2017, 1,500,000 additional Shares are reserved and available for delivery with respect to Awards.

2.	Except as set forth above, the Plan shall continue to read in its current state.

Except as amended hereby, the Plan shall continue in full force and effect and the Plan and this Second Amendment shall be read, taken and construed as one and the same instrument.
Executed effective for all purposes as provided above; provided, however, if this Second Amendment is not approved by the stockholders of the Company at the 2017 Annual Meeting of Stockholders, this Second Amendment shall not become effective.

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Name:	Michael J. Killelea
Title:	Executive Vice President, General Counsel and Corporate Secretary